Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

San Antonio, Texas

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-206521, No. 333-221184, and No. 333-231645) of our report dated March 31, 2022, with respect to the consolidated financial statements of Abraxas Petroleum Corporation included in the Annual

Report (Form 10-K) for the year ended December 31, 2021.

We further consent to our designation as an expert in accounting and auditing.

/s/ ADKF, P.C.

San Antonio, Texas

March 31,  2022